UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 12, 2018

CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200
Florham Park, New Jersey
07932
(Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Fifth Supplemental Indenture

On July 12, 2018, in conjunction with the previously announced offer to purchase and solicitation of consents (the “Offer”) by Conduent Finance, Inc., a Delaware corporation (“CFI”), and Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC), a Delaware limited liability company (“CBS” and, together with CFI, the “Issuers”), of any and all of their outstanding 10.500% Senior Notes due 2024 (the “Notes”), the Issuers received sufficient consents from holders of the Notes to adopt certain proposed amendments to the Indenture, dated as of December 7, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuers, the guarantors from time to time party thereto and the Trustee.

On July 12, 2018, the Issuers entered into a supplemental indenture among the Issuers, the guarantors party thereto and the Trustee (the “Fifth Supplemental Indenture”), to amend the Indenture. The Fifth Supplemental Indenture eliminated or modified substantially all of the restrictive covenants as well as certain events of default and other provisions contained in the Indenture.

The above description of the Fifth Supplemental Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Fifth Supplemental Indenture and is qualified in its entirety by reference to the terms of the Fifth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

Tender Offer and Consent Solicitation

On July 13, 2018, the Issuers announced the early tender results and early settlement of the Offer. As of 5:00 P.M., New York City time, on July 12, 2018 (the “Early Tender Deadline”), approximately $475,883,000 aggregate principal amount of the outstanding Notes (representing approximately 93.31% of the outstanding Notes) had been validly tendered and not validly withdrawn along with related consents, each validly delivered and not validly revoked.

On July 12, 2018, the Issuers accepted for purchase approximately $475,883,000 aggregate principal amount of the Notes validly tendered (and not validly withdrawn) in connection with the Offer. The Notes accepted for payment were all tendered on or prior to the Early Tender Deadline, subject to the terms of the Offer. Holders who validly tendered and did not validly withdraw their Notes on or before the Early Tender Deadline and whose Notes were accepted for purchase will receive total consideration of $1,200.00 per $1,000 principal amount of Notes, including an early tender payment equal to $50.00 per $1,000 principal amount of Notes, subject to the terms and conditions of the Offer.

A copy of the press release announcing the early tender results and early settlement of the Notes for purchase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1
Fifth Supplemental Indenture, dated as of July 12, 2018, among Conduent Finance, Inc. and Conduent Business Services, LLC (f/k/a Xerox Business Services, LLC), as issuers, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release Announcing Early Results and Early Settlement of Tender Offer and Consent Solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: July 13, 2018	By:	/s/ J. Michael Peffer
Name: J. Michael Peffer
Title: Secretary